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                                  Exhibit 3(a)(1)

                                      1998

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                   AMERICAN FOUNDATION LIFE INSURANCE COMPANY



      Pursuant to a resolution duly adopted by its Board of Directors, American Foundation Life Insurance Company hereby adopts, in accordance with Sections 10-2B-10.03 and 10-2B-10.07, Code of Alabama 1975, the following Amended and Restated Articles of Incorporation:


                                    ARTICLE I

                                      NAME

      1.1 The name of the corporation shall be American Foundation Life Insurance Company (hereinafter referred to as "the Corporation").


                                   ARTICLE II

                               PERIOD OF DURATION

      2.1 The duration of the Corporation shall be perpetual.


                                   ARTICLE III

                          PURPOSES, OBJECTS AND POWERS

      3.1 The purposes and objects and powers of the Corporation are:

      (a) To engage in any lawful business, act or activity for which a corporation may be organized under the Alabama Business Corporation Act, it being the purpose and intent of this Article III to invest the Corporation with the broadest purposes, objects and powers lawfully permitted a corporation formed under the said Act.

      (b) To carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection therewith all powers given to corporations by the laws of the State of Alabama.

      (c) Without limiting the scope and generality of the foregoing, the Corporation shall have the following specific purposes, objects and powers:

      (1) To transact the business of life, disability, health and accident insurance and to issue annuities and endowments and every other kind of insurance in such places as may be approved by the Board of Directors subject to applicable regulatory approvals, including without limitation, to transact the business of insuring the lives of individuals and the writing of every kind of insurance pertaining to life, including the granting, selling, purchasing and disposing of annuities and endowments; to accept risks and insure against accidents to sickness of persons; to effect re-insurance, and generally to make all contracts and to do and perform all things whatsoever pertaining to the business of insuring lives and of taking risks against accidents to or sickness of persons, or the granting, selling, purchasing and disposing of annuities and endowments, and in and about the conduct of life insurance business to do and perform every act and thing



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not inconsistent with the laws of the State of Alabama or the provisions thereof

      (2) To have and to exercise any and all of the powers specifically granted in the insurance laws of the State of Alabama, none of which shall be deemed to be inconsistent with the nature, character or object of the Corporation and none of which are denied to it by these Articles of Incorporation.

      (3) To build, manufacture or otherwise process or produce; to acquire, own, manage, operate, improve or deal with; to sell, lease, mortgage, pledge, distribute or otherwise deal in and dispose of property of every kind and wheresoever situated.

      (4) To purchase, lease or otherwise acquire any interest in the properties and rights of any person, firm, corporation or governmental unit; to pay for the same in cash, in share of stock, bonds, or other securities, evidences of indebtedness or property of this Corporation or of any other person, firm, corporation or governmental unit.

      (5) To be a promoter or incorporator, to subscribe for, purchase, deal in dispose of, an stock, bond obligation or other security, of any person, firm, corporation, or governmental unit, and while owner and holder thereof to exercise all rights of possession and ownership.

      (6) To purchase or otherwise acquire (including, without limitation, to purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor) to the fullest extent permitted by the Alabama business corporation Act, and to sell, pledge or otherwise deal in or dispose of shares of its own stock, bond, obligations or other securities.

      (7) To borrow money from any person, firm, corporation or governmental unit and to secure any debt by mortgage or pledge of any property of the Corporation; to make contracts, guarantees, and indemnity agreements and incur liabilities and issue its notes if not inconsistent with the provisions of the Constitution of Alabama as the same may be amended from time to time.

      (8) To lend money, or aid or extend credit, to, or use its credit to assist, any person, firm corporation, or governmental unit, including without limitation, its employees and directors and those of any subsidiary, in accordance with and subject to the provisions of the Alabama Business Corporation Act and the Alabama Insurance Code.

      (9) To guarantee any indebtedness and other obligations of, and to lend its aid and credit to, any person, firm, corporation, or governmental unit, and to secure the same by mortgage or pledge of, or security interest in, any property of the Corporation.

      (10) To consolidate, merge or otherwise reorganize in any manner permitted by law; to engage in one or more partnerships and join ventures as a general or limited partner.

      (11) To carry on its business anywhere in the United States and in foreign countries.

      (12) to elect or appoint officers and agents and define their duties and fix their compensation; to pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, and other incentive or deferred compensation plans for any or all of its directors, officers and employees.

      (13) To make donations for the public welfare or for charitable, scientific, or educational purposes; to transact any lawful business which the Board of Directors shall find to be in aid of governmental policy.





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                                   ARTICLE IV

                                  CAPITAL STOCK

      4.1 The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 500,000 shares of common stock of the par value of $10.00 a share and 2,000 shares of participating preferred stock of the par value of $1.00 per share, with both classes having the rights, powers, preferences, privileges and limitations set forth in Sections 4.2 and 4.3 below.

      4.2 The common stock of the Corporation shall have the rights, preferences, and voting powers, with the restrictions and limitations thereof, as set forth in the subsections below. The shares of common stock may be issued by the Board of Directors, without any action by the shareholders, for such consideration as they shall deem advisable or by means of dividend upon the reclassification, reduction or restriction of surplus of the Corporation as the Board of Directors shall deem necessary or desirable, in which case shares so issued as a dividend shall be deemed fully-paid and non-assessable:

      (a) The holders of said shares shall be entitled to one vote per share at all meetings of the shareholders of the Corporation.

      (b) After the payment of the holders of all preferred stock of the preferential amounts to which they shall be entitled in the event of the dissolutions, or liquidation, of the company, the holders of the shares of common stock shall be entitled to all of the residue of the assets and shall receive payment thereof in proportion to the shares held by them respectively.

      (c) Subject to the express terms and provisions of the shares as designated as preferred stock of all classes, the holders of the shares of common stock shall have all other rights interests, powers and privileges of shareholders of corporations for profit as provided by Alabama law, without any restrictions, qualifications or limitations thereof.

      4.3 The participating preferred stock of the Corporation shall have the rights, preferences, and voting powers, with the restrictions and limitations thereof, as set forth in the subsection below. The shares of participating preferred stock may be issued by the Board of Directors, without any action by the shareholders, for such consideration as they shall deem advisable or by means of dividend upon the reclassification, reduction or restriction of surplus of the Corporation as the Board of Directors shall deem necessary or desirable, in which case shares so issued as a dividend shall be deemed fully-paid and non-assessable:

      (a) On and after April 1, 1985 the holders of the participating preferred stock shall be entitled, in preference to any cash dividends paid upon any stock of the Corporation, to receive minimum dividends, payable at the rate of Fifty Dollars ($50.00) per share per annum if, as and when declared by the Board of Directors of the Corporation. The minimum dividends shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of the minimum dividends) but accumulations of the minimum dividends shall not bear interest. The minimum dividends and accumulations thereof shall be payable before any dividend on any other class of capital stock of the Corporation shall be paid or set apart.

      (b) On and after April 1, 1985 the holders of the participating preferred stock shall be entitled in preference to any cash dividends paid upon any stock of the Corporation, to receive additional dividends, payable semi-annually if, as and when declared by Board of Directors of the Corporation from the statutory operating earnings of the Corporation for the immediately preceding fiscal year of the Corporation in excess of One Million Dollars ($1,000,000), such statutory operating earnings to be determined on the basis of insurance accounting without regard to capital gains or losses. The additional cumulative and shall be payable before any dividend on any other class of capital stock shall be paid or set apart. Such additional dividends shall be declared out of any account from which dividends are lawfully declarable, subject to the foregoing limitations.





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      (c)  Except  as  provided  in  (a)  or (b) or  both,  the  holders  of the participating preferred stock shall not, as such, be entitled to participate in the other earnings of the Corporation or receive any other or further dividends of any whatsoever or other share or interest in the profits of the Corporation for or on account of the participating preferred stock.

      (d) (1) Upon any dissolution, liquidation, or other winding up of the Corporation, whether voluntary or involuntary and whether or not the Corporation shall have a surplus or earnings available for minimum or additional dividends or both, or upon any distribution of capital (other than in redemption of the participating preferred stock) or in the event of insolvency, rehabilitation or reorganization of the Corporation, there shall be paid to the holders of participating preferred stock the sum of One Thousand Dollars ($1,000) per share, together with the amount of all unpaid, accrued dividends thereon, whether or not earned or declared, before any sum shall be paid to any assets distributed among the holders of the common stock of the Corporation, and after such payment to the holders of the participating preferred stock, all remaining assets and funds of the Corporation shall be paid to the holders of the common stock according to their respective shares, except as otherwise provided by law. If the assets remaining after payment or provision for the liabilities of the Corporation are insufficient to pay the full amount as hereinabove provided, such assets as remain shall be divided among the holders of the participating preferred stock in proportion to the number of shares of participating preferred stock in proportion to the number of shares of participating preferred stock held. The Corporation may, nevertheless, declare and pay dividends upon any class or classes of stock without being required to accumulate any reserve or otherwise provide in advance for any payment to holders of participating preferred stock pursuant to this subsection (d).

            (2) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

      (e) To the maximum extent otherwise permitted by law, the Corporation shall have the right to purchase any outstanding participating preferred stock provided, however, that no sum may be set aside for or applied to the purchase by the Corporation of any stock, common or preferred, unless and until all cumulative minimum dividends have been paid. Shares of participating preferred stock which have been purchased or redeemed by the Corporation shall be retired and canceled and shall under no circumstances be reissued.

      (f) (1) The participating preferred stock shall have no voting rights with respect to the election of directors or any other matters submitted to vote of the stockholders of the Corporation, except as may be otherwise provided by the Constitution and laws of the State of Alabama or except as hereinafter provided in subsection (h) below or as follows: in the event of the failure of the Corporation to pay six (6) semi-annual minimum dividends, whether or not successive, to the holders of the participating preferred stock, then and thereafter until all past minimum dividends are paid the holders of the participating preferred stock, voting separately as a class, shall have the right to elect at any annual meeting of the shareholders of the Corporation then and thereafter held until such time as the past dividends are fully paid, such number of directors as shall constitute (to the next lowest whole number) one-fourth (1/4) of the Board of Directors from time to time. Unless and until such event of deficiency in the payment of the minimum dividends occurs the holders of the participating preferred stock shall not be deemed to be voting shareholders of the Corporation and, thus, shall not be entitled to notice of any meetings of the shareholders, annual or special, or to be entitled to participate, as such, in the management of the Corporation.

            (2) In no event shall the holders of participating preferred stock, as such holders, be entitled to preemptive rights with respect to, or other right to subscribe for or purchase, any stock or other securities of the Corporation.

      (g) If at any time the Corporation elects to redeem shares of the participating preferred stock as provided in subsection 4.2(e), the Corporation shall pay to the holders of the shares so redeemed an amount in cash equal to One Thousand Dollars ($1,000) per share.

      (h) The provisions of the this Article IV shall not be amended, modified or repealed, nor shall



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any amendment or restatement of these Articles of Incorporation become effective if inconsistent with the provisions of Article IV, without the affirmative vote or written consent of the holders of at least two-thirds (2/3) of the outstanding shares of the participating preferred stock, unless such amendment be solely to increase the number of shares of common stock authorized.


                                    ARTICLE V

                     REGISTERED OFFICE AND REGISTERED AGENT

      5.1 The location and mailing address of the registered office of the Corporation shall be 2801 Highway 280 South, Birmingham, Alabama 35223, which shall be its principal place of business and home office in the State of Alabama.

      5.2 The registered agent at such address shall be whosoever is elected, appointed or otherwise designated as the Secretary of the Corporation.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

      6.1 The business and affairs of the Corporation shall be managed and conducted by a board of directors not less than five (5) natural persons and not more than fifteen (15). The number of directors and the membership of board shall be determined by the shareholders in the manner setforth in the bylaws.
 No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any director may be removed in accordance with the Bylaws and laws of the State of Alabama.

      6.2 To the fullest extent permitted by the Alabama Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability for (A) the amount of financial benefit received by a director to which he or she is not entitled; (B) an intentional infliction of harm on the corporation or shareholders; (C) a violation of Section 10-2B-8.33; (D) an intentional violation of criminal law; or (E) a breach of the director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Alabama Business Corporation Act, as so amended from time to time, provided, in no event shall a director be exempt from any obligation imposed by Alabama law. Any repeal or modification of this Section
6.2 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

      6.3 In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless to the provisions of the Code of Alabama, this 1998 Amended and Restated Charter and to any bylaws from time to time adopted; provided, however, that no bylaws so adopted shall invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.




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                                   ARTICLE VII

                                INTERNAL AFFAIRS

      The following provisions for the regulation of the business and for the conduct of the affairs of the Corporation, the directors and the shareholders are hereby adopted:

      7.1 The power to alter, amend, or repeal the Bylaws or adopt new bylaws shall be vested in the Board of Directors and the shareholders, or either of them, which power may be exercised in the manner and to the extent provided in the Bylaws, provided, however, that the Board of Directors may not alter, amend or repeal any bylaw establishing what constitutes a quorum at such shareholders' meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors. The Bylaws may contain any provisions for the regulation of the business and for the conduct of the affairs of the Corporation, the directors and shareholders not inconsistent with this 1998 Restated and Amended Articles of Incorporation.

      7.2 The Corporation reserves the right from time to time to amend, alter or repeal each and every provision contained in this 1998 Restated and Amended Articles of Incorporation, or to add one or more additional provisions, in the manner now or hereafter prescribed or permitted by the Alabama Insurance Code or the Alabama Business Corporation Act, and all rights conferred upon shareholders at any time are granted subject to this reservation.

      The  foregoing  1998  Amended  and  Restated   Articles  of  Incorporation
supersedes the original Certificate of Incorporation, the 1982 Restated Articles of Incorporation, and any amendments previously adopted with respect thereto.

      IN WITNESS WHEREOF, American Foundation Life Insurance Company has caused this 1998 Amended and Restated Articles of Incorporation to be executed by its President and attested by its Secretary this day 20th day of July, 1998.


                                    AMERICAN FOUNDATION LIFE INSURANCE COMPANY


                                     By:/S/WAYNE E. STUENKEL
                                        Wayne E. Stuenkel
                                        Its President

ATTEST:


/S/DEBORAH J. LONG
Deborah J. Long
Its Secretary